EXHIBIT 10.18

STATE OF NORTH CAROLINA

WAKE COUNTY	LEASE MODIFICATION AGREEMENT NO. 1

THIS LEASE MODIFICATION AGREEMENT NO. 1 (this “Agreement”) is made and entered into as of this 27 day of January, 2012 (the “Execution Date”), by and between Six Forks Capital, LLC, a Delaware limited liability company (“Landlord”), and Trans1, Inc., a Delaware corporation authorized to conduct business in the State of North Carolina (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated October 28, 2011 (the “Lease”), pursuant to which Tenant leased approximately 4,375 square feet of space (the “Leased Premises”) contained in Suite 115 of the building known located at 200 Horizon Drive, Raleigh, North Carolina 27516 (the “Building”). (The Lease is incorporated herein by reference in its entirety. Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to it in the Lease.); and

WHEREAS, the Term of the Lease set forth in Subsection 2.01(g) of the Lease is five years and five full months; and

WHEREAS, the Target Commencement Date, Target Rent Commencement Date, and the Target Expiration Date of the Lease were all set forth in Subsection 2.01(h) of the Lease as January, 1, 2012, January 1, 2012 and May 31, 2017, respectively, but the actual Commencement Date and Rent Commencement Date of the Lease is February 1, 2012; and

WHEREAS, pursuant to Section 3.01 of the Lease (Term), it is the desire of Landlord and Tenant to set forth the actual Commencement Date, Rent Commencement Date and the actual Expiration Date of the Lease upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises, rent, mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.       Commencement Date, Rent Commencement Date and Expiration Date. Subsection 2.01(h) of the Lease is amended by setting forth the Commencement Date and Rent Commencement Date of the Lease as February 1, 2012, and the Expiration Date of the Lease as June 30, 2017.

2.       Base Rent.   Subsection 2.01(d) of the Lease (Base Rent) is amended by modifying the Base Rent chart on the following page for the Base Rent chart currently set forth in the Lease:

Full Month(s) of the Term	Date(s)	Price Per Square Foot, per annum (rounded)	Square Feet	Annual (or for time period noted) Base Rent	Monthly Base Rent
1 through 5	2/1/12 through 6/30/12	$0.00 ($17.50/ SF Base Rent abated)	4,375	$0.00 (for 5 months)	$0.00
6 through 12	7/1/12 through 1/31/13	$17.50	4,375	$44,661.47 (for 7 months)	$6,380.21
13 through 24	2/1/13 through 1/31/14	$18.03	4,375	$78,859.44	$6,571.62
25 through 36	2/1/14 through 1/31/15	$18.57	4,375	$81,225.24	$6,768.77
37 through 48	2/1/15 through 1/31/16	$19.12	4,375	$83,661.96	$6,971.83
49 through 60	2/1/16 through 1/31/17	$19.70	4,375	$86,171.76	$7,180.98
61 through 65	2/1/17 through 6/30/17	$20.29	4,375	$36,982.05 (for 5 months)	$7,396.41

3.       Affirmation of Lease. Except as expressly modified herein, the original terms and conditions of the Lease shall remain in full force and effect.

4.       Binding Agreement. Upon execution by Tenant, this Agreement shall be binding upon Tenant, its legal representatives and successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant’s assigns. Upon execution by Landlord, this Agreement shall be binding upon Landlord, its legal representatives, successors and assigns. This Agreement shall inure to the benefit of Landlord and Tenant, and their respective representatives, successors and permitted assigns.

5.        Counterparts . This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

(Signatures appear on the following page)

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

LANDLORD:

Six Forks Capital, LLC, a Delaware limited
liability company

By:	/s/ Katherine M. Pfohl

Name:	Katherine M. Pfohl

Title:	Manager

TENANT:

Trans1, Inc., a Delaware corporation

By:	/s/ Ken Reali

Name:	Ken Reali

Title:	President & CEO